NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINlON OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ELITE PERFORMANCE HOLDING CORP.

$157 ,500.00   NOTE

EIGHT PERCENT (8%) CONVERTIBLE NOTE DATED

January 7, 2019

THIS NOTE (the " Note") is a duly authorized Convertible Note of ELITE PERFORMANCE HOLDING CORP. a Nevada corporation (the" Company").

FOR VALUE RECEIVED, the Company promises to pay David Stoccardo (the "Holder''), the principal sum of One Hundred Fifty-Seven Thousand Five Hundred Dollars and No Cents ($157,500.00) pursuant to the redemption schedule outlined in Section 9 below {the "Principal Amount' ') in the amount of One Hundred Fifty-Seven Thousand Five Hundred Dollars and No Cents ($157,500.00) (the "Loan" ) on January 8, 2020 (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount ("Interest'') in a lump sum on the Maturity Date, at the rate of EIGHT PERCENT (8%) per Annum (the "Rate") from the date of issuance.

l) Accrual of lnterest shall commence on the date of this Note at the Rate of eight percent (8%) and continue until the Company repays in full the outstanding Principal Amount plus all accrued but unpaid Interest and any prepayment fees. Upon an Event of Default, the Rate shall be adjusted as set forth in Section 8. The outstanding Principal Amount of this Note is payable on the Maturity Date in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the outstanding Principal Amount of this Note on the Maturity Date, free of any withholding or deduction of any kind to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Note Register.

This Note is subject to the following additional provisions:

2)All payments on account of the outstanding Principal Amount of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levie s, duties, costs and charges being herein collectively called "Taxes") .

3)The Holder of this Note is entitled, at its option, after 180 days have elapsed since the issuance of this Note, to convert all or any lesser portion of the outstanding Principal Amount plus accrued but unpaid lnterest into Common Stock at a conversion price per share equal to the lesser of (a) $0.05 (the "Fixed Conversion Price"), or (b) sixty-five percent (65%) of the average lowest closing bid price for the Company's common stock during the three (3) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice (the "Conversion Price" ). The  Common  stock  into which the Note is converted  shall  be referred  to  in this agreement as "Co nversion

Shares"). [Should the Company's Common stock become chilled for deposit at OTC at any point while this Note remains outstanding, the Discount associated with the Conversion Price shall be adjusted to forty percent (40%), and the conversion dollar amount per conversion shall be reduced by a flat fee of $1,500.00 shall be charged to the Company to cover costs associated with the deposit of chilled stocks for each conversion.] The Holder may convert this Note into Common Stock by delivering a conversion notice, the form of conversion notice attached to the Note as Exhibit B ("Conversion No tice") , executed by the Holder of the Note evidencing such Holder' s intention to convert the Note. The Company shall bear any and all miscellaneous expenses that may arise as a result of conversion and delivery of shares of com mon stock in respect of the Note, including but are not limited to the cost of the issuance of a Rule 144 legal opinion, transfer agent fees, equity issuance and deposit fees, etc. At Holder ' s option, any accrued costs paid by Holder may be subtracted from the dollar amount of any conversion of the Note.

Most Favored Nation/Share Issuance. So long as this Note is outstanding, and prior to the complete conversion or payment of this Note, if the Company shall issue any Common Stock for consideration per share that is less than the Conversion Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced  to such other lower issuance price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock, or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above described security, debt instrument, warrant, right or option, and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase right if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to all other rights of the Holder of this Note.

The Company will not issue fractional shares or script representing fraction s of shares of Com mon Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission, email , or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, Attn: Chief Executive Officer. At the Maturity Date, subject to Section 13 below, the Company will pay any unconverted outstanding Principal Amount and accrued Interest thereon , at the option of the Holder, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

4)No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed. This Note is a direct obligation of the Company. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company. Such non-subordination shall extend without limiting the generality of the foregoing, to a ll indebtedness of the Company to banks, financial institutions; other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts. Any warrants, options or other securities convertible into stock of the Company issued before the date hereof shall rank pari passu with the Note in all respects.

5)If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

6)This Note shall be governed by and construed in accordance with the laws of the State of Florida. Each of the parties consents to the exclusive jurisdiction of the state or Federal courts of the State of Florida residing in Miami-Dade County in connection with any dispute arising under this Note, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

7)The following shall constitute an "Event of Default":

a.The Company shall default in the payment of principal and interest on this Note and same shall continue for a period of five (5) days; or

b.Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

c.The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Not and such failure shall continue uncured for a period of thirty

(30) days after written notice from the Holder of such failure; or

d.The Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note , and such transfer is otherwise lawful , or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Note, the Agreement, and any such failure shall continue uncured for five (5) business days;or

e.The Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution; or shall apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f.A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g.Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h.Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

1. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

J.The Company shall have its Common Stock suspended or  delisted  from  an exchange  or over- the-counter market from trading for in excess of five trading days or shall fail to remain current with its financial filings.

Then, or at any time thereafter, and in each and every such case , unless such Event of Default shall have been waived

in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option   of

the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived , anything herein or in any note or other instruments contained to the contrary notwtih stan d in g, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any ot her rights or remedies afforded by law.

8)Ifo ne or more of the "Events of Default" as described above shall occur , then (a) the Rate shall increase to eighteen percent (18%), and (b) the Company agrees to pay all costs and expenses, including reasonable attorney's fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note.

9)Redemption. Redemption may be made within 360 calendar days from the date of the loan.  Between day Oto 360, the Company may redeem the outstanding principal, in whole or in part, upon three (3) business days' written notice (the ''Redemption Notice") to the Holder, by making payment by wire transfer to Holder of 110% of the entire outstanding Principal Amount of the Note plus any accrued but unpaid Interest. If the Company delivers a written Redemption Notice, the Holder shall have the right to convert principal and interest on the Note into Conversion Shares for a period of three (3) business days from the date of the Redemption Notice.

10)The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall not (a) change the nature of its business;

(b)sell, divest, change the structure of any material assets other than in the ordinary course of business ; or (c) enter into any variable rate transactions, whether a similar transaction or any other debt instrument unless approved by the Holder. Moreover, the Company shall:

•give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

•give prompt no tice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) on the financial condition of the Company;

•at all times reserve and keep available out of its authorized but unissued Commo n Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the two (2) times outstanding Principal Amount of this Note plus accrued interest into Common Stock at the Fixed Conversion Price.

I I) Upon receipt by the Company of evidence from the Holder reasonably  satisfactory to the  Company of  the loss, theft, destruction or mutilation of this Note,

a.in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent. or

b.(ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated

Note.

12)Reservation of Shares. Company shall instruct its transfer agent to reserve at least Three million one hundred fifty (3,150,000) shares of its Common Stock for issuance to Holder in connection with conversion of this Note and shall provide Holder with a copy of such instruction letter.

13)The Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section l3(d) of the Exchange Act and the rules promulgated thereunder) in excess of9.99% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Note are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Note that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company.

14)Maximum Rate. All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof; acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the"Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and Holder with respect to the indebtedness evidenced hereby.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, as of the date first written above.

ELITE PERFORMANCE HOLDING CORP.

/s/ Jon McKenzie

Jon McKenzie

CEO

Exhibit B.

NOTICE OF CONVERSION

The undersigned hereby elects to convert $ ____ principal amount (plus accrued interest) of this Note into Shares of Common Stock of ELITE PERFORMANCE HOLDING CORP., (the "Company"), as of the date written below. No fee will be charged to the Holder or Holder' s Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with OTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of OTC Prime Broker: _

Account Number: ----------

[ ]The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder' s calculation attached hereto) in the name(s) specified immediately below:

Date of Conversion: -- --- ---------

Conversion Price: _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Shares to Be Delivered: ----------- --

Outstanding Shares: _ _ _ _

_ _ _ _

_ _ _ _ _ _

Is this Conversion Below 9.99%:

Remaining Principal Balance Due: _ _ _ _ _ _ _ _ _

Signature _ _ _

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_ _ _

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Print Nam e: _ _ _ _

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